UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12961 (Commission File Number)	22-2286646 (IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX (Address of principal executive offices)		77477 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

                On December 17, 2004, Input/Output, Inc. (the “Company”) sold all of the capital stock of Applied MEMS, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Applied MEMS”), to Colibrys Ltd., a privately-held firm based in Neuchâtel, Switzerland (“Colibrys”).  Applied MEMS manufactures and distributes MEMS (Micro-Electro-Mechanical-Systems) products for applications that include test and measurement, earthquake and structural monitoring and defense.  In exchange for the stock of Applied MEMS, the Company received shares of Colibrys equal to approximately 10% of the outstanding equity of Colibrys.  The Company will also be entitled to designate one member of the board of directors of Colibrys.

                In connection with the sale of Applied MEMS, the Company retained ownership of its MEMS intellectual property and licensed the MEMS intellectual property to Colibrys on a royalty-free basis.  The Company also entered into a five-year supply agreement with Colibrys and Applied MEMS, providing for Colibrys and Applied MEMS to supply the Company with MEMS accelerometers used in the Company’s VectorSeis® digital, full-wave seismic sensors.  The Company has also agreed to provide Applied MEMS with transition services for a period of time.

                On December 17, 2004, the Company and Colibrys issued a press release regarding the above transactions, a copy of which is furnished as Exhibit 99.1 hereto.

                The information contained in this report and such exhibit contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements concerning estimated future costs and investment requirements, gross margins, achievement of market share and market penetration and technological advances.  Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties.  These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the Company’s inability to produce products to preserve and increase market share; risks associated with the integration of Applied MEMS and Colibrys and technological advances resulting therefrom; and risks of technological and marketplace changes affecting the Company’s product line and service offerings.  Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 21, 2004

Input/Output, Inc.
(Registrant)

By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated December 17, 2004, issued by Input/Output, Inc. and Colibrys SA